UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 25, 2007
Avanir Pharmaceuticals
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, CA		92656

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 25, 2007, Avanir Pharmaceuticals (the “Company”) and Jagadish Sircar, the Company’s Vice President of Drug Discovery, entered into a separation and consulting agreement, pursuant to which Dr. Sircar will terminate his employment with the Company as of June 29, 2007 and then serve as a consultant to the Company through December 31, 2007. As a consultant, Dr. Sircar will advise on and assist with potential research collaborations and the maintenance of the Company’s patent portfolio. Dr. Sircar will be paid $1,000 per week for his consulting services and will be eligible to receive incentive payments ranging from $5,000 to $15,000 if the Company enters into certain strategic collaborations or development agreements during the consultancy term. In connection with his termination of employment, the Company has agreed to pay Dr. Sircar a one-time severance payment of approximately $173,000 and to reimburse Dr. Sircar for health insurance premiums incurred through March 31, 2008. Dr. Sircar will also be eligible for outplacement services, which will be paid for by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2007	Avanir Pharmaceuticals
	By:	/s/ Keith Katkin
Keith Katkin
President and Chief Executive Officer